News Release

FIRST FINANCIAL CORPORATION
One First Financial Plaza, Terre Haute, Indiana 47807 (812) 238-6000

For more information contact:
October 28, 2015	Rodger A. McHargue at (812) 238-6334

First Financial Corporation reports 3rd Quarter results

TERRE HAUTE, INDIANA - First Financial Corporation (NASDAQ:THFF) today announced results for the third quarter of 2015. Net income increased 1.52% to $8.4 million compared to $8.3 million for the same period of 2014. Diluted net income per common share increased 6.45% to $0.65 from $0.62 for the comparable period of 2014.

The Corporation further reported net income of $23.1 million for the nine months ended September 30, 2015 versus $24.6 million for the comparable period of 2014. Diluted net income per common share was $1.79 for the nine months ended September 30, 2015 versus $1.85 for the comparable period of 2014. Return on assets for the nine months ended September 30, 2015 was 1.03% compared to 1.08% for the nine months ended September 30, 2014.

Book value per share was $32.16 at September 30, 2015, a 3.21% increase from the $31.16 at September 30, 2014. Shareholders’ equity increased 1.16% to $408.6 million from $403.9 million on September 30, 2014. On August 25, 2014 the Corporation announced a stock repurchase plan to acquire 5% of the Corporation’s outstanding common stock. During the third quarter of 2015 the corporation repurchased 104,507 shares as part of the repurchase plan bringing the total shares repurchased to date to 667,700, completing the planned repurchase. The Corporation also purchased an additional 19,168 shares during the third quarter of 2015.

Average total loans for the third quarter of 2015 were $1.77 billion, a decrease of $40.85 million versus the $1.81 billion for the comparable period in 2014. At September 30, 2015, total loans outstanding were $1.77 billion, a decrease from $1.81 billion at September 30, 2014. On a linked quarter basis, average total loans increased $251 thousand, or .01%, from $1.77 billion for the quarter ending June 30, 2015.

Average total deposits for the quarter ended September 30, 2015 were $2.42 billion versus $2.40 billion as of September 30, 2014, an increase of .62%. Higher cost time deposits decreased to $429.7 million from $510.9 million for the same period of 2014. Lower cost demand and savings deposits increased to $2.0 billion from $1.9 billion for the same period of 2014. The cost of funds for deposits was .21% versus .24% for the same period of 2014.

The company’s tangible common equity to tangible asset ratio was 12.61% at September 30, 2015, compared to 11.96% at September 30, 2014.

Net interest income for the third quarter of 2015 was $26.6 million compared to $27.1 million reported for the same period of 2014. The net interest margin for the nine months ended September 30, 2015 was 4.04% compared to 4.11% reported at September 30, 2014. The net interest margin has been impacted by the continued effects of the low interest rate environment on loans and investments.

The provision for loan losses for the three months ended September 30, 2015 was $1.05 million compared to $1.51 million for the third quarter of 2014. Net charge-offs were $986 thousand for the third quarter of 2015 compared to $2.28 million in the same period of 2014. The Corporation’s allowance for loan losses as of September 30, 2015 was $19.9 million compared to $17.5 million as of September 30, 2014. The allowance for loan losses as a percent of total loans was 1.13% as of September 30, 2015 compared to .97% as of September 30, 2014.

Nonperforming loans decreased 19.03% to $31.0 million as of September 30, 2015 versus $38.2 million as of September 30, 2014. The ratio of nonperforming loans to total loans and leases was 1.75% as of September 30, 2015 versus 2.11% as of September 30, 2014.

Non-interest income for the three months ended September 30, 2015 was $10.0 million compared to $10.5 million in 2014.

Non-interest expense for the three months ended September 30, 2015 decreased $553 thousand to $24.2 million compared to $24.7 million in 2014. In the nine months ended September 30, 2015 employee benefits increased $3.03 million due to the lower discount rate and the use of the new RP-2014 Mortality Table. The pension plan was frozen for the majority of employees as of December 31, 2012. The Corporation’s efficiency ratio was 63.42% for the quarter ending September 30, 2015 versus 63.00% for the same period in 2014.

First Financial Corporation is the holding company for First Financial Bank N.A. in Indiana and Illinois, The Morris Plan Company of Terre Haute and Forrest Sherer Inc. in Indiana.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
END OF PERIOD BALANCES
Assets	$2,942,833	$2,973,821	$3,056,767	$2,942,833	$3,056,767
Deposits	$2,418,589	$2,398,574	$2,451,952	$2,418,589	$2,451,952
Loans	$1,766,667	$1,783,788	$1,811,325	$1,766,667	$1,811,325
Allowance for Loan Losses	$19,925	$19,861	$17,507	$19,925	$17,507
Total Equity	$408,591	$399,058	$403,873	$408,591	$403,873
Tangible Common Equity	$365,727	$355,997	$360,239	$365,727	$360,239

AVERAGE BALANCES
Total Assets	$2,954,983	$2,990,020	$3,004,862	$2,977,719	$3,017,598
Earning Assets	$2,733,630	$2,760,188	$2,794,572	$2,747,516	$2,793,730
Investments	$960,139	$977,537	$978,435	$968,997	$989,685
Loans	$1,769,009	$1,768,758	$1,809,777	$1,766,097	$1,793,625
Total Deposits	$2,418,162	$2,462,284	$2,403,368	$2,447,282	$2,458,614
Interest-Bearing Deposits	$1,884,420	$1,915,213	$1,886,628	$1,905,714	$1,940,220
Interest-Bearing Liabilities	$58,957	$43,413	$148,997	$49,053	$106,157
Total Equity	$401,840	$407,387	$400,142	$403,550	$400,452

INCOME STATEMENT DATA
Net Interest Income	$26,576	$25,924	$27,145	$78,495	$80,893
Net Interest Income Fully Tax Equivalent	$28,134	$27,491	$28,718	$83,184	$85,536
Provision for Loan Losses	$1,050	$1,150	$1,506	$3,650	$3,110
Non-interest Income	$9,951	$9,778	$10,494	$29,790	$30,170
Non-interest Expense	$24,152	$25,310	$24,705	$73,455	$72,459
Net Income	$8,398	$6,923	$8,272	$23,082	$24,591

PER SHARE DATA
Basic and Diluted Net Income Per Common Share	$0.65	$0.54	$0.62	$1.79	$1.85
Cash Dividends Declared Per Common Share	$—	$0.49	$—	$0.49	$0.49
Book Value Per Common Share	$32.16	$31.09	$31.16	$32.16	$31.16
Tangible Book Value Per Common Share	$28.79	$28.23	$27.79	$28.79	$27.79
Basic Weighted Average Common Shares Outstanding	12,773	12,903	13,269	12,874	13,325

Key Ratios	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
Return on average assets	1.14%	0.93%	1.10%	1.03%	1.08%
Return on average common shareholder's equity	8.36%	6.80%	8.27%	7.61%	8.17%
Efficiency ratio	63.42%	67.91%	63.00%	65.02%	62.55%
Average equity to average assets	13.60%	13.62%	13.32%	13.55%	13.27%
Net interest margin	4.12%	3.99%	4.15%	4.04%	4.11%
Net charge-offs to average loans and leases	0.22%	0.14%	0.50%	0.19%	0.37%
Loan and lease loss reserve to loans and leases	1.13%	1.11%	0.97%	1.13%	0.97%
Loan and lease loss reserve to nonperforming loans and other real estate	64.37%	55.45%	45.79%	64.37%	45.79%
Nonperforming loans to loans	1.75%	2.01%	2.11%	1.75%	2.11%
Tier 1 leverage	12.92%	12.62%	12.19%	12.92%	12.19%
Risk-based capital - Tier 1	17.73%	17.30%	16.53%	17.73%	16.53%

Asset Quality	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
Accruing loans and leases past due 30-89 days	$6,778	$5,193	$—	$6,778	$—
Accruing loans and leases past due 90 days or more	$1,632	$690	$787	$1,632	$787
Nonaccrual loans and leases	$16,112	$16,553	$18,673	$16,112	$18,673
Nonperforming loans and other real estate	$30,954	$35,819	$38,230	$30,954	$38,230
Other real estate owned	$3,382	$3,625	$4,012	$3,382	$4,012
Total nonperforming assets	$46,072	$50,630	$53,395	$46,072	$53,395
Total troubled debt restructurings	$9,828	$14,951	$14,758	$9,828	$14,758
Gross charge-offs	$3,295	$1,479	$2,656	$6,597	$7,142
Recoveries	$2,309	$839	$378	$4,033	$2,146
Net charge-offs/(recoveries)	$986	$640	$2,278	$2,564	$4,996

CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except per share data)

	September 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Cash and due from banks	$63,278	$78,102
Federal funds sold	—	8,000
Securities available-for-sale	885,836	897,053
Loans:
Commercial	1,040,677	1,044,522
Residential	451,425	469,172
Consumer	272,235	266,656
	1,764,337	1,780,350
(Less) plus:
Net deferred loan costs	2,330	1,078
Allowance for loan losses	(19,925)	(18,839)
	1,746,742	1,762,589
Restricted stock	10,838	16,404
Accrued interest receivable	12,265	11,593
Premises and equipment, net	50,834	51,802
Bank-owned life insurance	81,961	80,730
Goodwill	39,489	39,489
Other intangible assets	3,375	3,901
Other real estate owned	3,382	3,965
Other assets	44,833	48,857
TOTAL ASSETS	$2,942,833	$3,002,485

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest-bearing	$521,310	$556,389
Interest-bearing:
Certificates of deposit exceeding the FDIC insurance limits	47,154	53,733
Other interest-bearing deposits	1,850,125	1,847,075
	2,418,589	2,457,197
Short-term borrowings	23,336	48,015
FHLB advances	13,251	12,886
Other liabilities	79,066	90,173
TOTAL LIABILITIES	2,534,242	2,608,271

Shareholders’ equity
Common stock, $.125 stated value per share;
Authorized shares-40,000,000
Issued shares-14,557,815 in 2015 and 14,538,132 in 2014
Outstanding shares-12,703,869 in 2015 and 12,962,607 in 2014	1,817	1,815
Additional paid-in capital	72,916	72,405
Retained earnings	394,761	377,970
Accumulated other comprehensive loss	(8,758)	(14,529)
Less: Treasury shares at cost-1,853,946 in 2015 and 1,575,525 in 2014	(52,145)	(43,447)
TOTAL SHAREHOLDERS’ EQUITY	408,591	394,214
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,942,833	$3,002,485

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Dollar amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INTEREST INCOME:
Loans, including related fees	$21,478	$21,939	$63,048	$65,782
Securities:
Taxable	3,918	4,196	11,970	12,938
Tax-exempt	1,806	1,782	5,375	5,294
Other	401	459	1,265	1,301
TOTAL INTEREST INCOME	27,603	28,376	81,658	85,315
INTEREST EXPENSE:
Deposits	963	1,088	2,980	3,611
Short-term borrowings	22	49	54	85
Other borrowings	42	94	129	726
TOTAL INTEREST EXPENSE	1,027	1,231	3,163	4,422
NET INTEREST INCOME	26,576	27,145	78,495	80,893
Provision for loan losses	1,050	1,506	3,650	3,110
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	25,526	25,639	74,845	77,783
NON-INTEREST INCOME:
Trust and financial services	1,382	1,386	4,127	4,289
Service charges and fees on deposit accounts	2,688	2,813	7,557	8,058
Other service charges and fees	3,080	3,112	8,918	8,940
Securities gains/(losses), net	9	—	23	(1)
Insurance commissions	1,693	2,091	5,202	5,620
Gain on sales of mortgage loans	611	519	1,512	1,352
Other	488	573	2,451	1,676
TOTAL NON-INTEREST INCOME	9,951	10,494	29,790	29,934
NON-INTEREST EXPENSE:
Salaries and employee benefits	14,963	14,081	45,105	42,064
Occupancy expense	1,756	1,776	5,322	5,490
Equipment expense	1,736	1,905	5,210	5,467
FDIC Expense	468	537	1,348	1,496
Other	5,229	6,406	16,470	17,706
TOTAL NON-INTEREST EXPENSE	24,152	24,705	73,455	72,223
INCOME BEFORE INCOME TAXES	11,325	11,428	31,180	35,494
Provision for income taxes	2,927	3,156	8,098	10,903
NET INCOME	8,398	8,272	23,082	24,591
OTHER COMPREHENSIVE INCOME
Change in unrealized gains/losses on securities, net of reclassifications and taxes	4,471	1,879	1,669	11,298
Change in funded status of post retirement benefits, net of taxes	819	116	4,102	346
COMPREHENSIVE INCOME	$13,688	$10,267	$28,853	$36,235
PER SHARE DATA
Basic and Diluted Earnings per Share	$0.65	$0.62	$1.79	$1.85
Weighted average number of shares outstanding (in thousands)	12,773	13,269	12,874	13,325